UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF
     SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

               AEI Income & Growth Fund 26 LLC
   (Exact name of registrant as specified in its charter)


               Delaware                 41-2173048
      (State of incorporation        (I.R.S. Employer
          or organization)          Identification No.)


          30 East 7th Street Suite 1300
               St. Paul, MN                    55101
 (Address of principal executive offices)    (Zip Code)


            Securities to be registered pursuant
                to section 12 (b) of the Act:

                            None

If this Form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates: 333-125266


           Securities to be registered pursuant to
                 Section 12 (g) of the Act:

               Limited Liability Company Units
                      (Title of class)



Item 1. Description of Registrant's Securities to be Registered.

     The descriptions of the Units (a) under the subcaptions "Principal Investment Objectives," "Borrowing & Lending Policies" and "Joint Venture Investments" of the caption "Investment Objectives and Policies," (b) under the subcaption "Fiduciary Responsibility" of the caption "Managers" (c) under the caption, "Compensation to Managers and Affiliates," (d) under the caption "Cash Distributions and Tax Allocations" (e) under the caption "Restrictions on Transfer," (f) under the caption "Summary of Operating Agreement, " and (g) under the caption "Reports to Investors" of the Registrant's final prospectus filed with the Commission on Form SB-2 (File No.333-125266) are hereby incorporated by reference.

Item 2. Exhibits

        2.1 Certificate of Limited Liability Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Commission May 26, 2005 (File No. 333-125266.))

        2.2 Operating Agreement to the prospectus of AEI Income &
            Growth Fund 25 LLC (incorporated by reference to Exhibit A of the Registrant's Registration Statement on Form SB-2 filed October 14, 2005 (File No. 333-125266)).


                          SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           AEI Income & Growth Fund 26 LLC

                           By: AEI Fund Management XXI, Inc.


Dated  February 28, 2006   By:/s/ Robert P Johnson
                                  Robert P Johnson, President